UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2010

Rio Vista Energy Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-50394	20-0153267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Rosecrans Ave., Suite 3355 El Segundo, California		90245
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 563-1828

Inapplicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On May 25, 2010, Rio Vista Energy Partners L.P. (“Rio Vista”), Penn Octane Corporation (“Penn Octane”) and Central Energy, LLC (“Central Energy”) entered into a Securities Purchase and Sale Agreement (the “Agreement”).  Pursuant to the terms of the Agreement, Rio Vista has agreed to issue and sell to Central Energy 12,724,019 newly issued Common Units of Rio Vista (the “Common Units”), which Common Units will, when issued, represent 80% of the Common Units of Rio Vista on a fully diluted basis, and Penn Octane will sell its 75% interest and will sell and/or cause to be sold the remaining 25% interest held by a third party of the limited liability company interests in Rio Vista GP, LLC (“GP”), the general partner of Rio Vista.  The purchase price for the sale of the Common Units is $3,852,291.  The purchase price for the sale of 100% of the limited liability company interests in the GP will be $147,709, which amount will be contributed by Penn Octane to the GP and then by the GP to Rio Vista simultaneously with the closing under the Agreement.  As a result of the foregoing, Central Energy will obtain control of Rio Vista by virtue of its ownership of 100% of the GP.

The proceeds received by Rio Vista will be used to settle all of the liabilities and contingent claims outstanding against it.  The total liabilities of Rio Vista are currently significantly in excess of the proceeds to be received.  Accordingly, the closing of the transaction is contingent on Rio Vista’s creditors, including Penn Octane, accepting significant discounts.  Rio Vista will utilize approximately $1.2 million of the proceeds from the transaction, subject to adjustment as described in the Agreement, to settle all amounts owing from the promissory note issued by Rio Vista to Penn Octane and all other intercompany advances made between Penn Octane and GP to Rio Vista or its subsidiaries and the remaining proceeds will be used to settle other creditors and contingent obligations, transaction costs and/or for other payments and reserves related to Rio Vista as more fully described in the Agreement.   As described above, Penn Octane also agreed to sell the GP interests to facilitate the closing of the transaction and to receive the proceeds referred to above.  The total liabilities of Penn Octane are currently significantly in excess of the proceeds to be received.

Currently Rio Vista has negative working capital.  Rio Vista does not have any sources of cash or assets other than its interest in Regional Enterprises Inc. (“Regional”).  Regional also has negative working capital.  Furthermore, as described in Item 2.04 below, under Regional’s amended loan agreement; Regional is prohibited from making any distributions and/or advances to Rio Vista.  The closing of the transaction is subject to  Rio Vista’s satisfying all of the liabilities and contingent claims outstanding against it, including Rio Vista’s creditors accepting significant discounts, and certain other conditions to closing, and, therefore, there is no assurance that the sale of the Common Units and the limited liability company interests in the GP will be consummated.  Under the terms of the Agreement, the Closing shall occur by June 4, 2010 but may be extended by Central Energy until July 1, 2010 at its sole discretion.  Because of Rio Vista’s financial position (including that of its sole operating subsidiary, Regional), if the closing does not occur, Rio Vista will likely be required to seek protection under US Bankruptcy laws.  In the opinion of management, if such protection were sought, the amounts recoverable to creditors will be significantly less than amounts being offered pursuant to the Agreement.

A copy of the Agreement is included as an exhibit to this Form 8-K and is incorporated by reference into this Item 1.01. The foregoing summary of certain provisions of this document is qualified in its entirety by reference thereto.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 25, 2010, Regional Enterprises Inc. (“Regional”), a wholly-owned subsidiary of Rio Vista Energy Partners L.P. (“Rio Vista”) and RZB Finance LLC (“RZB”) entered into a Seventh Amendment (“Seventh Amendment”) in connection with the Loan Agreement dated as of July 26, 2007 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”).

Under the terms of the Seventh Amendment, the maturity date was extended until May 31, 2014 and monthly principal amortization requirements were adjusted as follows:

May 2010 through April 2011   $50,000 Monthly amortization

May 2011 through April 2012   $70,000 Monthly amortization

May 2012 through April 2013   $90,000 Monthly amortization

May 2013 through April 2014   $100,000 Monthly amortization

May 2014 $50,000

Under the terms of the Seventh Amendment, Regional will be required to provide audited financial statements for the year ended December 31, 2009 by September 30, 2010 and subsequent annual audited financial statements within 90 days after the end of each subsequent annual period.  In addition, the Seventh Amendment includes additional restrictive covenants related to change in control, change in management and distributions of cash.

In connection with the Loan Agreement, all of Regional’s tangible assets and 100% of Regional’s stock are pledged as collateral against the Loan Agreement.  RZB has the right to foreclose on the assets of Regional in order to recover amounts owing under the Loan Agreement.

A copy of the Seventh Amendment is included as an exhibit to this Form 8-K and is incorporated by reference into this Item 2.04. The foregoing summary of certain provisions of this document is qualified in its entirety by reference thereto.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed with this report:

10.1
Securities purchase and sale agreement between Central Energy, LLC, Rio Vista Energy Partners, L.P. and Penn Octane Corporation, dated May 25, 2010. All schedules described in this exhibit have been omitted and will be furnished supplementally to the Securities and Exchange Commission upon request.

10.2
Seventh Amendment dated as of May 21, 2010 between RZB Finance LLC and Regional Enterprises Inc. All schedules described in this exhibit have been omitted and will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIO VISTA ENERGY PARTNERS L.P.

By:	Rio Vista GP LLC, its
General Partner

	By:	/s/ Ian T. Bothwell
		Name:	Ian T. Bothwell
		Title:	Acting Chief Executive Officer, Acting President, Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Executive, Financial and Accounting Officer)

Date: May 28, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1 10.2
Securities purchase and sale agreement between Central Energy, LLC, Rio Vista Energy Partners, L.P. and Penn Octane Corporation, dated May 25, 2010.  All schedules described in this exhibit have been omitted and will be furnished supplementally to the Securities and Exchange Commission upon request.

Seventh Amendment dated as of May 21, 2010 between RZB Finance LLC and Regional Enterprises Inc.  All schedules described in this exhibit have been omitted and will be furnished supplementally to the Securities and Exchange Commission upon request.